Exhibit 4





          UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE IS ONE OF THE GLOBAL DEBENTURES REFERRED TO IN THE INDENTURE DESCRIBED HEREIN. FOR PURPOSES OF THE OFFERING TO WHICH THIS CERTIFICATE IS RELATED, THE GLOBAL DEBENTURE AND THE DEBENTURES REPRESENTED BY SUCH GLOBAL DEBENTURE WILL BE REFERRED TO AS THE "GLOBAL NOTE" AND THE "NOTES", RESPECTIVELY. UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY THE DEPOSITORY TRUST COMPANY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


                HONEYWELL INTERNATIONAL INC.
                7.50% Note Due March 1, 2010

REGISTERED No. __                              US$__________
REGISTERED CUSIP: 438516AK2


          HONEYWELL INTERNATIONAL INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of __________ MILLION U.S. DOLLARS (US$__________) on March 1, 2010, and to pay interest on said principal sum semiannually on March 1 and September 1 of each year, commencing September 1, 2000 (each such date on which the Company is required to pay interest being referred to herein as an "Interest Payment Date"), at the rate of 7.50% per annum from the date hereof, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the Stated Maturity of the principal of this Note, or any Interest Payment Date, falls on a date that is not a Business Day, the principal or interest, as the case may be, payable on such date will be payable on the next succeeding Business Day with the same force and effect as if paid on such date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the February 15 or August 15 (each being referred to herein as a "Regular Record Date"), as the case may be, next preceding such Interest Payment Date. As used herein, "Business Day" means any day, other than Saturday or Sunday, on which banks are not required or authorized by law to close in New York City, or with respect to a payment or other act being made in Luxembourg, any day, other than Saturday or Sunday, on which banks are not required or authorized by law to close in New York City or in Luxembourg.

          Payments of interest (other than interest payable at Maturity) on this Note will be made (except as specified below) by wire-transfer in same-day funds to the Registered Holder at such Holder's address appearing on the Note Register on the relevant Regular Record Date. In the event the Notes are issued in certificated form, such payments may be made, at the option of the Company, by mailing a check to such Registered Holder. Principal and interest payable at Maturity will be paid upon surrender of this Note at the office of the Paying Agent located at 55 Water Street, 2nd Floor, Room 234, North Building, Windows 24, 25 and 26, New York, New York 10081, or at the office of the Luxembourg Paying Agent located at 5 rue Plaetis, L-2338 Luxembourg, or at such other paying agency as the Company may designate.

          Initially, The Chase Manhattan Bank will be the Paying Agent and the Note Registrar for this Note, and Chase Manhattan Bank Luxembourg will be the Luxembourg Paying Agent. The Company reserves the rights at any time to remove any Paying Agent or Note Registrar without notice, to appoint additional or other Paying Agents and other Note Registrars without notice and to approve any change in the office through which any Paying Agent or Note Registrar acts; provided, however, that there will at all times be a Paying Agent in New York City.

          This Note is one of the duly authorized series of debt securities of the Company (hereinafter called the "Securities"), issued and to be issued under an Indenture dated as of October 1, 1985, as supplemented and amended by the First Supplemental Indenture thereto dated as of February 1, 1991 and the Second Supplemental Indenture dated as of November 1, 1997, between the Company and The Chase Manhattan Bank, as Trustee (as so supplemented and amended, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations and duties of the Company, the Trustee and the Paying Agent for this Note, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities designated as 7.50% Notes Due March 1, 2010 (herein called the "Notes"), limited in aggregate principal amount to $1,000,000,000. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Indenture.

          This Note will not be redeemable prior to the Stated Maturity of the principal hereof except under the conditions set forth below. This Note will not be subject to any sinking fund.

          The Company will, subject to certain exceptions and limitations set forth below, pay such additional amounts to the beneficial owner of this Note who is a United States alien as may be necessary in order that every net payment of principal of and interest on such Note and any other amounts payable on such Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Company will not, however, be required to make any such payment of additional amounts to any beneficial owner for or on account of:

 (a) any such tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between such beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such beneficial owner, if such beneficial owner is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

 (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

 (c) any tax, assessment or other governmental charge imposed by reason of such beneficial owner's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

 (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

 (e) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

 (f) any tax, assessment or other governmental charge imposed by reason of such beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote or as a controlled foreign corporation that is related directly or indirectly to the Company through stock ownership; or

 (g)  any combination of clauses (a) through (f) above.

Such additional amounts shall also not be paid with respect to any payment on this Note to a United States alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner, as the case may be, held its interest in this Note directly. The term "United States alien" means any person that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

          This Note may be redeemed as a whole, at the Company's option at any time prior to maturity, upon the giving of a notice of redemption as described below, if the Company determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after February 24, 2000, the Company has or will become obligated to pay additional amounts as described in the preceding paragraph with respect to this Note for reasons outside its control and after taking reasonable measures to avoid such obligation. The Note will be redeemed at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee:

 (a) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred, and

 (b) an opinion of independent counsel satisfactory to the Trustee to the effect that the Company has or will become obligated to pay such additional amounts for the reasons described above;

provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such additional amounts if a payment in respect of the Note were then due.

          Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

          If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series to be affected at the time Outstanding, on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the regis tration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          Except as provided below in the case of a defeasance, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

          Under the terms of the Indenture, the Company may satisfy and discharge its obligations with respect to the Notes by depositing in trust for the Holders of the Outstanding Notes an amount in cash or the equivalent in securities of the government which issued the currency in which the Notes are denominated or government agencies backed by the full faith and credit of such government sufficient to pay and discharge the entire indebtedness on the Notes for principal of and premium, if any, and interest then due or to become due to the Stated Maturity of the principal of the Notes (a "defeasance"). In such event, the Company will be released and discharged from its obligations to pay interest on the Notes and to pay the principal thereof at its Maturity.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in New York City duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Note Registrar in New York City, or mailed, at the request, risk and expense of such transferee or transferees, to the address or addresses shown in the Note Register for such transferee or transferees.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company, the Trustee or the Note Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Note Registrar nor any such agent shall be affected by notice to the contrary.

          This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations set forth therein or in this Note, this Note is exchangeable for a like aggregate principal amount of Notes of this series in authorized denominations, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          This Note is a Global Note as referred to in the Indenture and is not exchangeable for one or more certificated Notes; provided, however, that if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depository. If a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Corporation Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver, individual Notes of this series in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

          In addition, the Company may at any time and in its sole discretion determine that the Notes represented by this Global Note shall no longer be represented by this Global Note. In such event the Company will execute, and the Trustee or its agent, upon receipt of a Corporation Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver, individual Notes of this series in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

          This Note and all the obligations of the Company hereunder are direct, unsecured obligations of the Company and rank pari passu with all other Securities and other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

          This Note shall be construed in accordance with and governed by the laws of the State of New York.

          Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, HONEYWELL INTERNATIONAL INC.
has caused this Note to be manually executed under its corporate seal.


Dated:  March 1, 2000

[Seal]                        HONEYWELL INTERNATIONAL INC.


                         By:
                              --------------------
                              Name: James V. Gelly
                              Title: Vice President and Treasurer



ATTEST:


By:
    ------------------------------
    Name: J. Edward Smith
    Title: Assistant Secretary


               CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the Indenture described herein.


Dated:  March 1, 2000

                              THE CHASE MANHATTAN BANK, as Trustee

                              By:
                                  -----------------------------------
                                  Name:
                                  Title:

                       ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM--as tenants in common

UNIF GIFT MIN ACT-- _______________________ Custodian ______________________

             Under Uniform Gifts to Minors Act


             ___________________________________


TEN ENT-as tenants by the entireties

JT TEN--as joint tenants with right of survivorship and not as tenants in common

          Additional abbreviations may also be used though not in the above list.


          FOR THE VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
Identifying Number of Assignee:


_________________________________________________

____________________________________________________________________________




         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
              INCLUDING ZIP CODE OF ASSIGNEE:


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the within Note and all rights thereunder, hereby
irrevocably constituting and appointing _________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ____________________   ____________________________________________
                              NOTICE:  The signature to this
                              assignment must correspond
                              with the name as written upon
                              the face of the within instru
                              ment in every particular,
                              without alteration or enlarge
                              ment, or any change whatever.